UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2014

 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-C Tricenter Boulevard
Durham, North Carolina 27713
(Address of principal executive offices, including zip code)

(919) 544-8600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director
On November 27, 2014, Mounia Chaoui, Ph.D. notified SCYNEXIS, Inc. that she had resigned from the SCYNEXIS Board of Directors (the "Board"), effective immediately.
(d) Election of Directors
On November 27, 2014, the Board appointed Guy Macdonald and Marco Taglietti, MD as members of the Board, effective November 27, 2014. Further, Mr. Macdonald was appointed as a member of the Compensation Committee and Dr. Taglietti was appointed as a member of the Nominating and Governance Committee. Mr. Macdonald and Dr. Taglietti will serve until the SCYNEXIS 2015 Annual Meeting of Stockholders or until a successor for each is duly elected and qualified.
Mr. Macdonald and Dr. Taglietti will receive compensation as non-employee directors of SCYNEXIS under SCYNEXIS's standard compensation arrangements with its non-employee directors, which is currently as set forth on Exhibit 10.1 attached hereto and incorporated by reference here.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Compensation Arrangement with Non-Employee Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Dated: December 3, 2014	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compensation Arrangement with Non-Employee Directors